UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         February 22, 2005 (February 15, 2005)
Date of report (Date of earliest event reported)

Gevity HR, Inc.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of principal executive offices / Zip Code)

(941) 741-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01     Entry into a Material Definitive Agreement

      2004 Short-Term Incentive Compensation

        On February 15, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Gevity HR, Inc. (“Gevity” or the “Company”) determined the short-term incentive awards for 2004, in accordance with Gevity’s compensation philosophy and program, for Erik Vonk, Lisa J. Harris, Sal J. Uglietta, Peter C. Grabowski and Gregory M. Nichols (collectively, the “named executive officers”). The 2004 short-term incentive awards for the named executive officers, which are payable in cash, approved by the Committee are as follows:

Name	Amount of Award
Erik Vonk	$ 1,000,000
Lisa J. Harris	200,000
Sal J. Uglietta	200,000
Peter C. Grabowski	100,000
Gregory M. Nichols	80,000

        Established under the terms of the shareholder-approved Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers (the "Annual Incentive Plan"), Mr. Vonk’s award of $1 million for 2004 was based upon Gevity’s achievement of pro forma diluted earnings per share of $1.24 (above the target of $1.00 per share on a pro forma basis1).  Without the impact of a $5.4 million adjustment to previously estimated cost of claims in recognition of continued favorable maturation trends in the Company's insurance programs, 2004 pro forma diluted earnings per share would have been $1.11. Although the short-term cash incentive award could have been reduced by up to 25% based upon the Committee’s determination of Mr. Vonk’s achievement of other qualitative and quantitative financial goals for 2004, the Committee determined that no reduction was appropriate inasmuch as Mr. Vonk met, on an aggregate basis, such other performance objectives for 2004.

        For the named executive officers other than Mr. Vonk, after considering the recommendations of Mr. Vonk as the Chief Executive Officer, the Committee determined the amount of the short-term incentive award for such executives for 2004 based upon each executive’s achievement of stated quantitative and qualitative personal objectives in 2004.

        In the case of each named executive officer other than Mr. Vonk, each such executive had an individual target bonus opportunity ranging from 40% to 66.7% of such executive’s base salary, subject to adjustment in each case depending upon the Company’s pro forma earnings per share and the executive’s performance with respect to stated quantitative and qualitative personal objectives.

1	Pro forma diluted earnings per share reflect adjustments for the non-recurring, non-cash charge to retained earnings attributable to the acceleration of the unamortized discount associated with the conversion into common stock of the Series A Convertible, Redeemable Preferred Stock, the accretion of redemption value of such preferred stock prior to conversion, and dividends on such preferred stock. For further information, see Exhibit 99.1 to Gevity’s Current Report on Form 8-K filed on February 17, 2005.

      Long Term Incentive Compensation for 2004

        On February 15, 2005 the Committee, in furtherance of its compensation philosophy and program, determined long-term incentive compensation awards for the named executive officers and granted non-qualified options to purchase Gevity common stock to each of them under the Company’s 2002 Stock Incentive Plan in satisfaction of their long-term incentive awards for 2004.

      2005 Compensation Philosophy and Program

        In accordance with the recommendations of its independent consultant, the Committee identified an industry-related peer group of 13 public companies for use in annual external pay and performance validation. The Committee’s philosophy is to target total compensation opportunities for Gevity’s senior executives that are commensurate with the size of Gevity, recognizing that the somewhat larger revenue size of some of the companies in the peer group requires that the Committee take notice of the disparity in size in setting the compensation program for such executives. Generally, the Committee intends to target current compensation between the 50th and 75th percentile of the peer group for Gevity’s Chief Executive Officer and between the 25th and 50th percentile for the other named executive officers.

        Consistent with this philosophy, the Committee established short-term and long-term incentive compensation for the named executive officers as follows:

      2005 Short-Term Incentive Compensation

        On February 15, 2005 the Committee established the following performance-based short-term incentive awards for the named executive officers for 2005:

	Potential Short-Term Incentive Award
Name	Threshold	Target	Superior
Erik Vonk	$600,000	$810,000	$1,000,000
Lisa J. Harris	172,587	230,115	345,000
Sal J. Uglietta	172,587	230,115	345,000
Peter C. Grabowski	97,500	130,000	195,000
Gregory M. Nichols	66,000	88,000	132,000

        No short-term incentive award will be paid for performance below the respective threshold levels and no short-term incentive award will be paid in excess of the respective superior performance levels.

        The performance measures established by the Committee under the terms of the Annual Incentive Plan for Mr. Vonk consist of earnings per share achievement (50% weighted) and growth in the total number of worksite employees during 2005 (50% weighted). The Committee also established certain other qualitative and quantitative performance measures which can be used to reduce by up to 25%, but not increase, the short-term incentive award payable to Mr. Vonk based upon performance with respect to those measures at threshold, target and superior levels.

        The Committee established specific performance measures for each of the other executive officers, taking into account the recommendations of Mr. Vonk, as Gevity’s Chief Executive Officer, consisting of a combination of Company-wide and personal objective goals and levels of achievement. Such measures include earnings per share amounts at threshold, target and superior levels, combined with various qualitative and quantitative measures which are intended to further align compensation with achieving the Company’s business plan. These goals vary by executive officer depending on their areas of responsibility.

        The short-term incentive awards to the named executive officers for 2005 will be paid in cash after the determination by the Committee following the end of 2005 as to the levels of attainment against the stated performance measures.

      Long-Term Incentive Awards for 2005

        On February 15, 2005, the Committee established the following long-term incentive awards for Mr. Vonk and the other named executive officers, expressed as a number of shares of Gevity common stock that may be acquired upon the exercise of options to be awarded:

	Potential Options Award
Name	Threshold	Target	Superior
Erik Vonk	111,240	139,050	166,860
Lisa J. Harris	29,983	39,977	59,965
Sal J. Uglietta	29,983	39,977	59,965
Peter C. Grabowski	19,206	25,608	38,413
Gregory M. Nichols	14,340	19,120	28,679

        No award will be made for performance below the respective threshold levels and no award will be made in excess of the respective superior levels. Performance measures to be used to determine the amount of the long-term incentive award to Mr. Vonk consist of overall performance by Gevity in 2005, increases in organic revenues and total number of worksite employees and successful implementation of Gevity’s expanded business model.

        Performance measures for the other named executive officers consist of a combination of financial measures and personal financial and non-financial objectives for each executive that are the same as for the short-term incentive awards.

        The long-term incentive awards for 2005 will be made through the grant of non-qualified options to purchase Gevity common stock. The number of shares underlying potential option awards to the named executive officers at the threshold, target and superior levels was determined by dividing the dollar values of long-term incentive compensation awards by $8.63, computed by the Black-Scholes method on February 15, 2005, to be the value of options having the following vesting provisions and terms based upon the closing price for Gevity common stock on such date. All such options will have an exercise price equal to the fair market value of Gevity’s common stock on the date of determination in 2006 and will vest 25% on each anniversary of the date of grant. The term of each such option will be ten years.  The dollar values of the awards were calculated using a percentage of base salary for each named executive officer at each performance level.

      Director Compensation

        On February 16, 2005 Gevity’s Board of Directors, upon the recommendation of the Committee, approved the compensation of members of the Board of Directors for 2005. In order to transition from a calendar year schedule to a schedule that aligns the payment of the annual retainer to directors with the annual election of all directors, each director who was a member of the Board of Directors on February 16, 2005 will receive a pro-rated annual retainer (for the period until the 2005 Annual Meeting of Shareholders) in the amount of $10,417 paid in cash. An annual retainer, payable in cash to each member of the Board of Directors in office immediately following the 2005 Annual Meeting of Shareholders, was set at $25,000. In addition, each director was granted options to purchase shares of Gevity common stock at an exercise price of $21.14, the fair market value of such shares on February 15, 2005. Each option vested immediately upon grant. Fees paid in cash for attendance either in person or telephonically at each meeting of the Board of Directors and the committees thereof will remain at $1,250 per meeting. For their service as chairs until the 2005 Annual Meeting of Shareholders, each non-employee member of the Board of Directors serving on February 16, 2003 as chairs of committees, other than the Audit Committee, will receive $1,250 and the Audit Committee chair will receive $2,084. Immediately following the 2005 Annual Meeting of Shareholders, each non-employee Board member serving as chairs of committees, other than the Audit Committee, will receive an annual fee of $3,000 and the chair of the Audit Committee will receive an annual fee of $5,000.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On February 16, 2005, the Board of Directors of the Company adopted the Third Amended and Restated Bylaws of the Company, which are filed as Exhibit 3.01 to this Current Report on Form 8-K.

        The principal changes to the prior Second Amended and Restated Bylaws were to eliminate the provisions related to a staggered Board of Directors since the Company’s Articles of Incorporation were previously amended to eliminate the staggered terms of the Company’s Board of Directors, pursuant to shareholder approval, and to update certain provisions of the Bylaws to conform to recent changes in the Florida Business Corporation Act, principally relating to the mechanics of voting the Company’s voting securities. The Third Amended and Restated Bylaws became effective upon their adoption on February 16, 2005.

Item 9.01     Financial Statements and Exhibits

Exhibit No.	Description

3.01	Gevity HR, Inc. Third Amended and Restated Bylaws

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.
Date: February 22, 2005	By: /s/ Gregory M. Nichols
Gregory M. Nichols Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.01	Gevity HR Inc. Third Amended and Restated Bylaws